As filed with the Securities and Exchange Commission on July 2, 2013

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

UNITED SECURITY BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	63-0843362
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

131 West Front Street, Post Office Box 249

Thomasville, Alabama 36784

(Address of Principal Executive Offices, with Zip Code)

UNITED SECURITY BANCSHARES, INC.

EMPLOYEE STOCK OWNERSHIP PLAN (WITH 401(K) PROVISIONS)

(Full title of the plan)

James F. House

President and Chief Executive Officer

United Security Bancshares, Inc.

131 West Front Street, Post Office Box 249

Thomasville, Alabama 36784

(Name and address of agent for service)

(334) 636-5424

(Telephone number, including area code, of agent for service)

Copies to:

Andrew S. Nix

Maynard, Cooper & Gale, P.C.

1901 Sixth Avenue North, Suite 2400

Birmingham, Alabama 35203

(205) 254-1000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)(2)	Proposed maximum offering price per share(2)(3)	Proposed maximum aggregate offering price(3)	Amount of registration fee(3)
Common Stock, par value $0.01 per share	150,000	$9.38	$1,407,000	$192

(1)	This registration statement (this “Registration Statement”) registers the issuance of an additional 150,000 shares of the common stock, par value $0.01 per share (“Common Stock”), of United Security Bancshares, Inc., which may be sold pursuant to the terms and conditions of the United Security Bancshares, Inc. Employee Stock Ownership Plan (With 401(k) Provisions) (the “Plan”).
(2)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers an indeterminate number of additional shares of Common Stock as may be issued under the Plan in connection with stock splits, stock dividends, recapitalizations or other similar transaction. In addition, pursuant to Rule 416(c) under the Securities Act, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Plan.
(3)	Estimated pursuant to paragraphs (c) and (h) of Rule 457 under the Securities Act solely for the purpose of calculating the registration fee on the basis of the average of the high and low sales prices of the Common Stock on The Nasdaq Stock Market on June 28, 2013.

EXPLANATORY NOTE

The Board of Directors of United Security Bancshares, Inc. (the “Registrant”) has approved an increase in the number of shares available for issuance under the United Security Bancshares, Inc. Employee Stock Ownership Plan (With 401(k) Provisions) (the “Plan”). This Registration Statement is being filed in order to register an additional 150,000 shares of common stock, par value $0.01 per share (“Common Stock”), of the Registrant, which may be sold pursuant to the terms and conditions of the Plan, as well as to register an indeterminate amount of interests to be offered or sold pursuant to the Plan.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Part I of Form S-8 will be sent or given to participants in the Plan in accordance with Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”). Such documents need not be filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents and the documents incorporated herein by reference pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Upon written or oral request, any of the documents incorporated by reference in Item 3 of Part II of this Registration Statement, which are also incorporated by reference in the Section 10(a) prospectus, other documents required to be delivered to eligible participants pursuant to Rule 428(b) under the Securities Act or additional information about the Plan will be available without charge by contacting United Security Bancshares, Inc., 131 West Front Street, Post Office Box 249, Thomasville, Alabama 36784; telephone (334) 636-5424, Attention: Corporate Secretary.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Registrant and the Plan with the Commission are hereby incorporated by reference in this Registration Statement:

(a) The Registrant’s Annual Report on Form 10-K (File No. 000-14549) for the fiscal year ended December 31, 2012, filed with the Commission on March 28, 2013.

(b) The Plan’s Annual Report on Form 11-K (File No. 000-14549) for the fiscal year ended December 31, 2012, filed with the Commission on June 27, 2013.

(c) The Registrant’s Current Report on Form 8-K (File No. 000-14549), filed with the Commission on February 21, 2013.

(d) The Registrant’s Current Report on Form 8-K (File No. 000-14549), filed with the Commission on March 4, 2013.

(e) The Registrant’s Current Report on Form 8-K (File No. 000-14549), filed with the Commission on May 6, 2013.

(f) The Registrant’s Quarterly Report on Form 10-Q (File No. 000-14549) for the quarterly period ended March 31, 2013, filed with the Commission on May 10, 2013.

(g) The Registrant’s Current Report on Form 8-K (File No. 000-14549), filed with the Commission on May 20, 2013.

(h) The Registrant’s Current Report on Form 8-K (File No. 000-14549), filed with the Commission on May 22, 2013.

(i) The description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement filed on Form S-4 on February 6, 1997 (File No. 333-21241), including any amendment or report filed for the purposes of updating such description.

The Registrant is not incorporating by reference any Current Reports on Form 8-K through which it furnished, rather than filed, information with the Commission.

In addition, all documents subsequently filed by the Registrant or the Plan pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (excluding any portion thereof furnished under Item 2.02 or 7.01 of Form 8-K), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement on Form S-8 and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which is also or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Subsection (a) of Section 145 of the General Corporation Law of the State of Delaware (the “DGCL”) empowers a corporation to indemnify any person who by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he acted in any of the capacities set forth in subsection (a) of Section 145, against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such person has been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court deems proper.

Section 145 further provides that to the extent that a director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in the defense of any claim, issue or matter therein, he is entitled to indemnification against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith. Section 145 also states that any indemnification and advancement of expenses provided by, or granted pursuant to, Section 145 are not exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled, and the section empowers the corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under Section 145.

As permitted by the DGCL, the Registrant’s Certificate of Incorporation provides that (1) it is required to indemnify its directors and officers to the fullest extent permitted by the DGCL; (2) it is permitted to indemnify its other employees to the extent that it indemnifies its officers and directors; (3) it is required to advance expenses, as incurred, to its directors and officers in connection with a legal proceeding to the fullest extent permitted by the DGCL, subject to certain very limited exceptions; and (4) the rights conferred in its Certificate of Incorporation are not exclusive.

As permitted by the DGCL, the Registrant’s Certificate of Incorporation includes a provision that eliminates the personal liability of its directors for monetary damages for breach of fiduciary duty as a director, except to the extent that such exemption from liability or limitation thereof is not permitted under the DGCL.

The Registrant maintains directors’ and officers’ liability insurance covering the directors and officers of the Registrant against claims arising out of the performance of their duties as such. The Registrant also has entered into indemnification agreements with its non-employee directors providing such individuals with rights to indemnification and expense advancement to the fullest extent permitted under the law.

At present, there is no pending litigation or proceeding involving any of the Registrant’s directors or executive officers as to which indemnification is required or permitted, and the Registrant is not aware of any threatened litigation or proceeding that may result in a claim for indemnification.

Item 7. Exemption From Registration Claimed.

Not applicable.

Item 8. Exhibits.

The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Description of Exhibit

5.1	Opinion of Counsel – Maynard, Cooper & Gale, P.C.

23.1	Consent of Independent Registered Public Accounting Firm – Carr, Riggs & Ingram, LLC.

23.2	Consent of Counsel – Maynard, Cooper & Gale, P.C. (included in Exhibit 5.1).

24.1	Powers of Attorney (Officers and Directors of the Registrant).

In lieu of an opinion of counsel concerning compliance with the requirements of the Employee Retirement Income Security Act of 1974, as amended, and an Internal Revenue Service (“IRS”) determination letter or opinion letter, as applicable, that the Plan is qualified under Section 401 of the Internal Revenue Code, the Registrant hereby undertakes that it will submit or has submitted the Plan and any amendment thereto to the IRS in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plan.

Item 9. Undertakings.

1. The undersigned Registrant hereby undertakes:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs 1(a)(i) and 1(a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Thomasville, Alabama, on July 2, 2013.

UNITED SECURITY BANCSHARES, INC.

/s/ James F. House
By:	James F. House
Its:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ James F. House	President, Chief Executive	July 2, 2013
James F. House	Officer and Director (Principal Executive Officer)

/s/ Robert Steen	Vice President, Treasurer, Assistant	July 2, 2013
Robert Steen	Secretary, Chief Financial Officer and Principal Accounting Officer (Principal Financial Officer, Principal Accounting Officer)

*	Director	July 2, 2013
Andrew C. Bearden, Jr.

*	Director	July 2, 2013
Linda H. Breedlove

*	Director	July 2, 2013
Gerald P. Corgill

*	Director	July 2, 2013
John C. Gordon

*	Director	July 2, 2013
William G. Harrison

*	Director	July 2, 2013
J. Lee McPhearson

*	Director	July 2, 2013
Jack W. Meigs

*	Director	July 2, 2013
A. J. Strickland, III

*	Director	July 2, 2013
Howard M. Whitted

*	Director	July 2, 2013
Bruce N. Wilson

*	James F. House, by signing his name hereto, does sign this Registration Statement on behalf of each of the persons indicated above pursuant to powers of attorney executed by such persons and filed with the Commission herewith.

The Plan. Pursuant to the requirements of the Securities Act, the trustees (or other persons who administer the employee benefit plan) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Thomasville, Alabama, on July 2, 2013.

UNITED SECURITY BANCSHARES, INC. EMPLOYEE STOCK OWNERSHIP PLAN (WITH 401(K) PROVISIONS)

By:	United Security Bancshares, Inc.
Its:	Plan Administrator

/s/ James F. House
By: James F. House
Its: President and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.	Description of Exhibit

5.1	Opinion of Counsel – Maynard, Cooper & Gale, P.C.

23.1	Consent of Independent Registered Public Accounting Firm – Carr, Riggs & Ingram, LLC.

23.2	Consent of Counsel – Maynard, Cooper & Gale, P.C. (included in Exhibit 5.1).

24.1	Powers of Attorney (Officers and Directors of the Registrant).